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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 10/22/2019

STEPAN COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number: 1-4462

Delaware	36-1823834
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Edens and Winnetka Road, Northfield, Illinois 60093

(Address of principal executive offices, including zip code)

(847) 446-7500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Each exchange on which registered
Common Stock, $1 par value	SCL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective on October 22, 2019, the Board of Directors (the “Board”) of Stepan Company (the “Company”) approved and adopted amendments to the Company’s Amended and Restated By-laws (the “By-laws”).

The amendments to the By-laws added an article requiring that the sole and exclusive forum for derivative claims brought on behalf of the Company, claims asserting a breach of fiduciary duty by the Company’s directors, officers and employees, and certain other types of corporate claims that are specified in the article shall be the Delaware Court of Chancery (or, if the Court of Chancery does not have jurisdiction, another state court or a federal court located within the State of Delaware), unless the Company consents in writing to an alternative forum (new Article XII).

The amendments also made the following additional substantive changes to the By-laws:

•	Added procedures governing special meetings (Article II, Section 2);

•

Replaced procedures for closing transfer books with procedures for fixing record dates for stockholder meetings, distributions to stockholders, and stockholder actions by written consent (Article II, Section 7);

•	Added provision allowing the Company to make the list of stockholders entitled to vote at a meeting available electronically (Article II, Section 8);

•	Added procedures for stockholders’ meetings at which a quorum is not present or that begin with but subsequently lose a quorum (Article II, Section 9);

•

Removed requirement that, prior to the vote on his or her re-election, each director tender a resignation to be effective if the director is not re-elected in such vote, but retained requirement that each director tender a resignation if he or she is actually not re-elected (Article II, Section 9);

•	Updated explanations of how persons who hold stock in fiduciary capacities may vote and how votes will be calculated if shares of stock have more than one holder of record (Article II, Section 11);

•	Clarified procedures for stockholder voting by proxy (Article II, Section 12);

•

Added procedures for adjourning stockholder meetings, requirements for appointing inspectors of stockholder meetings, and procedures for giving notice to the Company (Article II, Sections 13, 14 and 15);

•	Added provision allowing the Board and Board committees to act by unanimous written consent (Article III, Section 9);

•

Moved section regarding the appointment and duties of the Chair of the Board from Article V (Officers) to Article III (Directors) and added provision for the Lead Independent Director to perform the duties of Chair of the Board if the Chair of the Board is unable or fails to do so (Article III, Section 11);

•	Added section allowing an officer’s powers or duties to be delegated to another officer or a director (Article V, Section 12);

•

Removed sections specifying officers’ authority to approve specified types of transactions or take certain actions on behalf of the Company because this authority is covered in the Company’s Board-approved policies and resolutions (Article VI);

•	Added requirement that any stock certificates be signed by two officers (Article VII, Section 1); and

•	Added definition of the term “officer” for the sections relating to indemnification (Article X, Section 10).

The amendments also include additional clarifications and conforming revisions.  The foregoing summary is qualified in its entirety by reference to the By-laws, a copy of which (marked to show changes to the prior version) is attached hereto as Exhibit 3.2 and incorporated herein by reference.

Item 9.01.Financial Statements and Exhibits

(d)Exhibits

Exhibit No.	Description
3.2	Amended and Restated By-laws of Stepan Company (Amended as of October 22, 2019)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEPAN COMPANY
Date: October 25, 2019	By:	/s/ David Gerard Kabbes
David Gerard Kabbes
Vice President, General Counsel and Secretary